SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 29, 2010

NOVA NATURAL RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	0-15078	84-1227328
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 300, 5734 Yonge Street, North York, Ontario M2M 3V3
(Address of principal executive offices) (Zip Code)

(416) 222-5501
(Registrant's telephone number, including area code)

2000 NE 22nd St, Wilton Manors, Florida, 33305
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

(c)(d)  On November 29, 2010, Mr. Wayne A. Doss, Director of the company placed the name of Shawn Leon, forward for nomination to the Board of Directors of Nova and appointment to the position of President. The Board of Directors unanimously resolved that Mr. Shawn Leon be elected to the Board of Directors and be appointed President of Nova Natural Resources Corporation and serve for one year as Director unless reelected for a longer term. Mr. Doss will continue to serve as the Company Chief Executive Officer.

Shawn Leon, 51, Graduated with Honors in Business Administration, Wilfrid Laurier University in 1982.  Mr. Leon has a diversity of experience in many business enterprises such as; real estate development and construction, and experience in private and public companies. Mr. Leon has held various managerial and owner positions in these companies which have included; IT, Communications, Industrial Minerals, Mining, Oil and Gas exploration, Dimensional Stone Manufacturing, Aggregates, Hospitality, and Medical Services. Mr. Leon is active in Charitable Organizations and fundraising and active in wide range of sports, including golf, skiing, tennis, squash, and hockey.

This Form 8-K may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995; The actual results could differ materially from those set forth in the forward looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, reliance on key strategic alliances, availability of raw materials, the regulatory environment, fluctuations in operating results, and other risks.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA NATURAL RESOURCES CORPORATION
(Registrant)

By:	/s/ Wayne Doss
Wayne Doss CEO

Date: November 30, 2010